AMENDMENT NO. THREE TO THE
                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                       dated as of March 21, 1996 between

                        PENNFED FINANCIAL SERVICES, INC.

                                       and

                         REGISTRAR AND TRANSFER COMPANY

                                 as Rights Agent


     WHEREAS, the purpose of this document (this "Amendment") is to amend the Stockholder Protection Rights Agreement (the "Rights Agreement"), dated as of March 21, 1996 and amended as of February 10, 1998 and October 13, 1998, between PennFed Financial Services, Inc., a Maryland corporation (the "Company"), as successor by merger (the "Merger") to PennFed Financial Services, Inc., a Delaware corporation ("PennFed Delaware"), and Registrar and Transfer Company, as Rights Agent (the "Rights Agent");

     WHEREAS, the Merger became effective on October 30, 2003 pursuant to the Plan of Reorganization and Agreement of Merger, dated as of September 16, 2003 (the "Merger Agreement"), between the Company and PennFed Delaware, for the sole purpose of changing PennFed Delaware's state of incorporation from Delaware to Maryland;

     WHEREAS, upon consummation of the Merger, pursuant to Section 1.8 of the Merger Agreement, all outstanding stock purchase rights ("Stock Purchase Rights") under the Rights Agreement were assumed by the Company and became rights to purchase the common stock, par value $.01 per share, of the Company, with no other changes in the terms and conditions of such Stock Purchase Rights;

     WHEREAS, in order to reflect the Company's adoption and assumption of the Rights Agreement as successor to PennFed Delaware, and to reflect the aforementioned change in the state of incorporation from Delaware to Maryland, the Company and the Rights Agent wish to amend the Rights Agreement as set forth hereinbelow; and

     WHEREAS, this Amendment is in accordance with Section 5.4 of the Rights Agreement.

     NOW THEREFORE, in consideration of the premises contained herein, and other good and valuable consideration, it is agreed as follows:

1. The first sentence of Section 2.2 of the Rights Agreement is hereby amended to read as follows:

     "2.2 Legend on Common Stock Certificates. Certificates for the Common Stock
          -----------------------------------
issued (whether originally issued or from the Company's treasury account) after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following (or substantially similar) legend:

     Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of March 21, 1996 (as such has heretofore been and may hereafter be amended from time to time, the "Rights Agreement"), between PennFed Financial Services, Inc., a Maryland corporation (the "Company"), as successor by merger to PennFed
     Financial Services, Inc., a Delaware corporation, and Registrar and Transfer Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor."

2. Section 5.15 of the Rights Agreement is hereby amended to read in its entirety as follows:

          "5.15  Governing  Law.  Except to the extent  governed by Federal law,
                 --------------
     this Agreement and each Right issued hereunder shall be deemed to be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflict of laws of such state."

3. The Company hereby expressly assumes and adopts the Rights Agreement as successor to PennFed Delaware, and, by virtue of Section 5.12 of the Rights Agreement, all covenants and provisions of the Rights Agreement by or for the benefit of PennFed Delaware shall bind and inure to the benefit of the Company. All references in the Rights Agreement to the "Company" following the effective time of the Merger shall be deemed to refer to PennFed Financial Services, Inc., a Maryland corporation.

4. This Amendment may be executed in counterparts, which together shall constitute a single instrument.


                            [Signature page follows]




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




          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of this 30th day of October, 2003.



ATTEST:                                         PENNFED FINANCIAL SERVICES, INC.




/s/ Patrick D. McTernan                         By:    /s/ Joseph L. LaMonica
-----------------------                                ----------------------
Patrick D. McTernan                                    Joseph L. LaMonica
Secretary                                              President and Chief
                                                       Executive Officer



ATTEST:                                         REGISTRAR AND TRANSFER COMPANY



By:    /s/ Mary Rose Cascaes                    By:    /s/ Thomas L. Montrone
       ----------------------------                    -----------------------
Name:  Mary Rose Cascaes                        Name:  Thomas L. Montrone
       ----------------------------                    -----------------------
Title: Executive Vice President and             Title: President and
       ----------------------------                    -----------------------
       Chief Operating Officer                         Chief Executive Officer
       ----------------------------                    -----------------------




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